Exhibit 1.2
BBVA International Preferred, S.A. Unipersonal
Preferred Securities
Fully, Irrevocably and Unconditionally Guaranteed, on a Subordinated Basis, by
Banco Bilbao Vizcaya Argentaria, S.A.
Underwriting Agreement
[Date]
To the Representatives named from time to time in the
applicable Pricing Agreement hereinafter described.
Ladies and Gentlemen:
     From time to time BBVA International Preferred, S.A. Unipersonal (the “Company”) and Banco Bilbao Vizcaya Argentaria, S.A. (the “Guarantor”), each a sociedad anónima incorporated under the laws of the Kingdom of Spain, propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its preferred securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”). Payment of distributions (remuneración) on the Securities, as well as payment of the redemption price for the Securities upon any redemption thereof and the liquidation distribution on the Securities upon the dissolution, winding up or liquidation of the Company, will be fully, irrevocably and unconditionally guaranteed, on a subordinated basis, by the Guarantor (the “Guarantees”), as described in the Pricing Prospectus (as defined below), for the benefit of holders from time to time of the Securities. [The following to be added, if applicable] Certain Spanish taxation certification procedures relating to the Securities will be governed by the terms of a Tax Certification Agreement (the “Tax Certification Agreement”) dated as of [•] among the Company, the Guarantor and [•] (the “Tax Certification Agent”).
     The terms and rights of any particular issuance of Designated Securities and the related Guarantees shall be as specified in the Pricing Agreement relating thereto. In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto. The Designated Securities are not to be offered, distributed or sold in Spain in the primary market and no publicity of any kind relating to the Designated Securities is to be made in Spain.
     In this Agreement and in the Pricing Agreement, the following terms shall, unless the context otherwise requires, have the meanings specified as follows:
     “Act” means the United States Securities Act of 1933, as amended;

     “Applicable Time” means the applicable time specified in the applicable Pricing Agreement;
     “Base Prospectus” means the prospectus included in the Registration Statement relating to the Securities and the Guarantees, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement;
     “Commission” means the United States Securities and Exchange Commission;
     “Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act;
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
     “Final Term Sheet” means the final term sheet containing a description of the Designated Securities, prepared and filed pursuant to Section 5(a) hereof, and set forth as an appendix to the applicable Pricing Agreement;
     “Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;
     “Prospectus” means the Base Prospectus as proposed to be supplemented by the Prospectus Supplement;
     “Prospectus Supplement” means the prospectus supplement relating to the Designated Securities and the related Guarantees to be filed pursuant to Rule 424 under the Act;
     “Registration Statement” means the registration statement on Form F-3 (File No. 333-[•]), including the Prospectus, relating to the Securities and the Guarantees filed with the Commission, as amended to the date of the applicable Pricing Agreement;
     “Significant Subsidiaries” shall mean Compass Bancshares, Inc. and Grupo Financiero BBVA Bancomer, S.A. de C.V.; and
     “Underwriter Information” shall have the meaning set forth in the applicable Pricing Agreement.
     Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Exchange Act on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement.
     1. Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the liquidation preference of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities and the related Guarantees. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     2. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Company and the Guarantor meet the requirements for the use of Form F-3, and the Registration Statement, including the Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Act, and has been declared or has become effective under the Act;
     (b) No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities and the related Guarantees (an “Issuer Free Writing Prospectus”) has been issued by the Commission;
     (c) At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities and the related Guarantees will conform, in all material respects to the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Designated Securities, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;
     (d) The Pricing Prospectus, as supplemented by the Final Term Sheet together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, any road show presentation, including any Bloomberg road show presentation made by or on behalf of the Issuer or the Guarantor, and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the pricing disclosure package (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;
     (e) Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the

Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement; and (ii) this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents;
     (f) [The following to be added, if applicable] The Company, the Guarantor, the Trustee, the Tax Certification Agent and the Depository Trust Corporation (“DTC”) have agreed to certain procedures (as described under the heading “Spanish Tax Considerations” [and Annexes A and B of the Registration Statement][if included]), which comply with the reporting requirements set forth by Law 13/1985, as developed by Royal Decree 1065/2007 of 27 July, and as amended from time to time, and which are subject to the adoption of the relevant secondary legislation and to change as necessary to comply with Spanish law, rules and regulations;
     (g) Each of the Company, the Guarantor and each of the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease, license and operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus;
     (h) Neither the Company, the Guarantor nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and the Guarantor’s subsidiaries, taken as a whole (“Material Adverse Effect”);
     (i) The issue and sale of the Designated Securities and the execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, as applicable, all of the provisions of the Designated Securities, the related Guarantees and the Pricing Agreement (including the provisions of this Agreement), and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of the charter or by-laws (or similar constitutive documents) of the Company or the Guarantor, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, the charter or by laws (or similar constitutive documents) of the Company or the Guarantor, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties, or any agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the properties of the Company or the Guarantor is subject; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Designated Securities, and the Guarantor has full power and authority (corporate and other) to authorize and issue on a subordinated basis the related Guarantees, in each case as contemplated by the Pricing Agreement (including the provisions of this Agreement);
     (j) Except as disclosed in the Pricing Prospectus, since the end of the period covered by the latest financial statements included in the Pricing Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect and (ii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect;
     (k) The issued and outstanding share capital of the Guarantor has been duly authorized and validly issued and is fully paid and non-assessable (i.e., will not subject any holder thereof to further calls or to personal liability to the Guarantor or any of its creditors by reason only of being such holder); none of the outstanding shares of the Company was issued in violation of preemptive or other similar rights;
     (l) Each of the Company and the Guarantor has implemented and uses procedures that it reasonably believes are required by applicable regulations, and, in the case of the Guarantor, also by the Bank of Spain, to monitor, review, calculate, assess and maintain the sufficiency of its and, in the case of the Guarantor, its consolidated subsidiaries’ reserves in light of all the circumstances; each of the Company and the Guarantor calculates, reviews, assesses and estimates its, and, in the case of the Guarantor, its regulated consolidated subsidiaries’, regulatory capital requirements, and each of the Company and the Guarantor reasonably believes that its methodology in relation to its risk-based capital position and requirements is, in light of all the circumstances, fair and in accordance with applicable regulations in all material respects;
     (m) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;
     (n) The applicable Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by each of the Company and the Guarantor;
     (o) [PFIC rep to be inserted, if applicable];

     (p) All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company and the Guarantor required for the issue and sale of the Designated Securities, for the performance by the Guarantor of its obligations under the related Guarantees, and for the execution and delivery by the Company and the Guarantor of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect;
     (q) The Designated Securities have been duly authorized, and, when issued, delivered and paid for pursuant to a Pricing Agreement, the Designated Securities will have been duly executed, authenticated, issued and delivered by the Company in accordance with Spanish law, will be fully paid and non-assessable and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and no holder thereof will be subject to personal liability by reason only of being such a holder; the Designated Securities will not be subject to the pre-emptive rights of any shareholder of the Company and will be consistent with the description thereof contained in the Prospectus and the applicable Prospectus Supplement, and such descriptions will conform to the rights set forth in the instruments defining the same;
     (r) The Guarantees related to the Designated Securities have been duly authorized, and, when Designated Securities of the Company are issued, delivered and paid for pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, the Guarantees will have been duly endorsed thereon and will constitute valid and legally binding obligations of the Guarantor with respect to such Designated Securities, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (s) The obligations of the Guarantor under the Guarantees will constitute, under the laws of the Kingdom of Spain, a full, irrevocable and unconditional guarantee of the Guarantor, and under the Guarantees the holders of the Designated Securities may enforce the Guarantees directly against the Guarantor, the obligations of the Guarantor are independent of the obligations of the Company and the Guarantor shall be liable as principal and sole debtor (garantía solidaria e irrevocable);
     (t) [The following will be added, if applicable] The Tax Certification Agreement, on or prior to the Time of Delivery, will be duly authorized by each of the Company and the Guarantor and will constitute valid and legally binding agreements of each of the Company and the Guarantor, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws of general application affecting the enforcement of creditors’ rights generally, including without limitation, applicable fraudulent transfer or other similar laws, and, subject as to enforceability, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

     (u) Neither the Company, the Guarantor nor any of its or their affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Designated Securities;
     (v) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof, neither of them will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;
     (w) Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Designated Securities or by the Guarantor of the related Guarantees to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Designated Securities and the related Guarantees in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Registration Statement;
     (x) The statements set forth in the Pricing Prospectus and the Registration Statement under the caption “Description of Preferred Securities” insofar as they purport to constitute a summary of the terms of the Designated Securities and the related Guarantees, respectively, and under the captions “Spanish Tax Considerations” and “U.S. Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, in each case when read together with any Final Term Sheet and any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, are accurate and complete in all material respects;
     (y) Neither the Company, the Guarantor, any of the Significant Subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent or employee of the Company, the Guarantor or any of the Significant Subsidiaries is aware or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and the Company, the Guarantor, each of the Significant Subsidiaries and, to the knowledge of the Company and the Guarantor, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith;
     (z) Except as described in the Prospectus, the Company, the Guarantor and each of the Significant Subsidiaries maintain a system of controls and procedures reasonably designed to ensure that the operations of the Company, the Guarantor and each of the Significant Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, the Kingdom of Spain, the United States and each State thereof and the United Mexican States and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened;
     (aa) Neither the Company, the Guarantor nor any of its Affiliates is currently subject to sanctions in a material amount administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar European, Spanish or Mexican, as applicable, sanctions administered by the European Union, Spain or the United Mexican States, as applicable; and the Company and the Guarantor will directly or indirectly use the transaction proceeds so as not to contravene any OFAC or any similar European, Spanish or Mexican regulations that may be applicable to them;
     (bb) The Company, the Guarantor and each of the Guarantor’s subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and each of the Company’s, the Guarantor’s and each of the Guarantor’s subsidiaries’ internal controls over financial reporting are effective and neither the Company, nor the Guarantor nor any of its or their subsidiaries is aware of any material weakness in its or their internal controls over financial reporting;
     (cc) Each of the Company, the Guarantor and each of the Guarantor’s subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act);
     (dd) Except as set forth in the Pricing Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no litigation, prosecution, investigation, arbitration or administrative proceeding involving the Company, the Guarantor, any of the Guarantor’s subsidiaries or any of their respective properties is pending, or, to the knowledge of the Company or the Guarantor, threatened, except to the extent that any such litigation, prosecution, investigation, arbitration or proceeding, if resolved unfavorably to the Company, the Guarantor, any of the Guarantor’s subsidiaries or any of their respective properties, would not, individually or in the aggregate, have a Material Adverse Effect; and
     (ee) Deloitte, S.L., who have certified certain financial statements of the Guarantor, are independent public accountants in respect of the Guarantor and the Company as required by the Act and the applicable rules and regulations of the Commission.
     3. Upon the execution of the applicable Pricing Agreement and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.
     4. Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.
     5. Each of the Company and the Guarantor jointly and severally covenants and agrees with each of the Underwriters:
     (a) To prepare the Final Term Sheet in a form approved by the Representatives and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approvals shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule, and to take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, to promptly file such Prospectus; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Company or by the Guarantor, as the case may be, with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the receipt of any comments from the Commission in respect of the Registration Statement or any prospectus relating to the Designated Securities and the related Guarantees, (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Designated Securities and the related Guarantees, (iv) of the suspension of the qualification of the Designated Securities or the related Guarantees for offering or sale in any jurisdiction, (v) of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated by reference therein or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any comments or other communication from the Commission relating to the Registration Statement, the Pricing Disclosure Package (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company and the Guarantor shall promptly furnish the Underwriters with a copy thereof) or any document incorporated by reference therein, and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities and the related Guarantees or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, (vi) of the occurrence of any event that could reasonably be expected to cause the Company or the Guarantor to withdraw, rescind or terminate the offering of the Designated Securities or would permit the Company or the Guarantor to exercise any right not to issue the Designated Securities other than as set forth in the Pricing Disclosure Package, (vii) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Pricing Disclosure Package then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (viii) of any proposal or requirement to make, amend or supplement any of the Pricing Disclosure Package or of any other material information relating to the offering of the Designated Securities or this Agreement that any Underwriter may from time to time reasonably request;
     (b) Promptly from time to time to take such action as the Representatives may reasonably request, after consultation with the Company and the Guarantor, to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and as are specified in the applicable Pricing Agreement and to maintain such qualification in effect for not less than one year from the date of the applicable Pricing Agreement; provided, however, that additional such jurisdictions may be reasonably requested by the Representatives, with the prior consent of the Company and the Guarantor, subsequent to the date thereof; and provided further that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the

Prospectus or the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, without charge, to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
     (d) To make generally available to its security holders as soon as practicable following the issuance of any Designated Securities, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Guarantor and the Guarantor’s other subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158 under the Act);
     (e) During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), but not more than 30 days following the Time of Delivery, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of, in the jurisdiction(s) specified in the applicable Pricing Agreement, any securities issued or guaranteed by the Company or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;
     (f) The Company and the Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act, covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;
     (g) The Guarantor will use its commercially reasonable best efforts, and shall cause the Company to use its best efforts, to ensure that prior to the Time of Delivery, if it is required, the public deed in respect of the Designated Securities is registered in the Vizcaya Mercantile Registry, the announcement related to the issue of the Designated Securities is published in the Official Gazette of the Mercantile Registry (Bolétin Oficial del Registro Mercantil) and the número de operación financiera (N.O.F.) is obtained from the Bank of Spain, to the extent legally required;
     (h) The Guarantor shall use its commercially reasonable best efforts to cause any other documents necessary to be filed by the Company or the Guarantor with the Vizcaya Mercantile Registry to be so filed;
     (i) To use their best efforts to effect, at the Time of Delivery, the authorization of the Designated Securities for listing on the New York Stock Exchange, Inc., or any other stock exchange on which the Prospectus specifies that the Designated Securities may be listed, subject only to official notice of issuance, and to permit the Designated Securities to be eligible, at the Time of Delivery, for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;
     (j) Without the prior written consent of the Representatives, none of the Company, the Guarantor, their respective affiliates or any person acting on its or their behalf has given or will give to any prospective purchaser of the Designated Securities any written information concerning the offering of the Designated Securities other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials distributed with the prior written consent of the Representatives;
     (k) For so long as (i) the Designated Securities are listed on an organized market and (ii) Law 13/1985 of 25 May, on Investment Ratios, Own Funds and Information Obligations of Financial Intermediaries (Ley 13/1985, 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros), as amended by Law 19/2003 of 4 July, on Foreign Capital Transfers and Financial Transactions and on Certain Measures to Prevent Money Laundering (Ley 19/2003, de 4 Julio, sobre el Régimen Jurídico de los Movimientos de Capitales y de las Transacciones Económicas con el Exterior y sobre determinadas medidas del Blanqueo de Capitales) and Law 23/2005 of November 18, on Certain Tax Measures to Promote Productivity (Ley 23/2005, de 18 de noviembre, de reformas en materia tributaria para el impulso a la productividad) (“Law 13/1985”) has the effect that any payments in respect of the Designated Securities or the related Guarantees made by the Company or the Guarantor to a non-Spanish resident holder who does not operate with respect to the Designated Securities or the related Guarantees through a permanent establishment in the Kingdom of Spain are exempt from taxation in the Kingdom of Spain, neither the Company nor the Guarantor shall withhold tax on such payments, except that, in the case of payments made to holders who fail to comply with the tax identification procedures established by the Company and the Guarantor from time to time, such tax at the rate applicable at the time of such payment shall be withheld;
     (l) For so long as the Designated Securities are outstanding, the Guarantor will maintain 100% direct or indirect ownership of the share capital of the Company; and
     (m) If the Company or the Guarantor maintains a paying agent in respect of the Designated Securities or the related Guarantees in a European Union member state, it will ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26/27 November 2000 (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive.
6. (a) Each of the Company and the Guarantor jointly and severally represents and agrees that (i) without the prior written consent of the Underwriters, other than the Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, it has not made and will not make any offer relating to the

Designated Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act, (ii) it has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (iii) it will treat any such free writing prospectus consented to by the Underwriters as an Issuer Free Writing Prospectus.
     (b) Each Underwriter represents and agrees that, without the prior written consent of the Company and the Guarantor and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act; provided, however, that each of the Company and the Guarantor consents to the use by each Underwriter of a “free writing prospectus” not required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act that contains only (A) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the Final Term Sheet or the other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, (B) information that describes the final terms of the Designated Securities or their offering and that is included in the Final Term Sheet or any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and (C) information that is in any electronic road show related to the Designated Securities and approved in writing as such by the Company or the Guarantor.
     (c) Any such “free writing prospectus”, as defined in Rule 405 under the Act, the use of which has been consented to by the Company, the Guarantor and the Underwriters (including the Final Term Sheet) will be listed in an appendix to the applicable Pricing Agreement.
     7. Each of the Company and the Guarantor jointly and severally covenants and agrees with the several Underwriters that the Company or the Guarantor will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of Designated Securities as are set forth in the applicable Pricing Agreement.
     8. The obligations of the Underwriters of any Designated Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company and the Guarantor in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that each of the Company and the Guarantor shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Final Term Sheet, together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure

Package shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;
     (b) U.S. counsel and, if specified in the applicable Pricing Agreement, Spanish counsel for the Underwriters shall each have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the Pricing Agreement (including the provisions of this Agreement), the Designated Securities, the Guarantees, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters not exceeding the scope of those covered in the opinions given pursuant to Sections 8(c) and 8(d), respectively, below as the Underwriters may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;
     (c) U.S. counsel for the Company and the Guarantor shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(c) attached hereto;
     (d) Spanish counsel for the Company and the Guarantor shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(d) attached hereto;
     (e) At the Applicable Time and at the Time of Delivery for the Designated Securities, each firm of independent accountants that has certified financial statements of the Guarantor included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Guarantor a letter or letters, dated each such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially similar in form and substance to Schedule 8(e) attached hereto;
     (f) Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the

Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, that, in any case referred to in paragraphs (i) or (ii) above, the Representatives conclude, in their judgment, impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus, and at or after the Applicable Time no rating of the Company’s securities or the Guarantor’s securities shall have been lowered by Moody’s, S&P or Fitch, and none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s securities or the Guarantor’s securities;
     (g) At or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any securities of the Company or the Guarantor by the Spanish Comisión Nacional del Mercado de Valores, the Commission, any Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), the New York Stock Exchange, Inc. or the London Stock Exchange; (ii) a suspension or material limitation of trading in securities generally on any Spanish Stock Exchange, the New York Stock Exchange, Inc., the London Stock Exchange or in the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iii) a banking moratorium declared by any U.S. federal, New York, United Kingdom or Spanish authorities or a material disruption in clearance or settlement systems in the United States, the United Kingdom or the Kingdom of Spain; (iv) a change or development involving a prospective change in taxation in Spain affecting the Securities or the imposition of exchange controls by the United States or Spain; (v) a material outbreak or escalation of hostilities involving the United States or Spain or the declaration by the United States or Spain of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Spain, where the effect of any such event specified in paragraphs (i) through (vi) above is in the judgment of the Representatives, after consultation with the Guarantor, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities and the related Guarantees;
     (h) Each of the Company and the Guarantor shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of the applicable Pricing Agreement;
     (i) At the Time of Delivery, the Designated Securities shall have been duly authorized for listing on the New York Stock Exchange, Inc., or any other stock exchange on which the Prospectus specifies that the Designated Securities may be listed, subject only to official notice of issuance, and approved for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;
     (j) Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of an officer of each of the Company and the

Guarantor substantially similar in form and substance to Schedules 8(j)(1) and 8(j)(2) attached hereto, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance each of the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsections (a) and (f) of this Section;
     (k) [The following to be added, if applicable] The notarial deed relating to the issuance of the Designated Securities and the related Guarantees shall have been duly granted and registered with the Commercial Registry of Vizcaya and the publication in the Spanish Commercial Registry Official Gazette (Boletín Oficial del Registro Mercantil) regarding the issue of the Designated Securities shall have been duly made; and
     (l) If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantor at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except that Sections 7, 9, 11, 14, 15, 16, 17 and 19 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.
9.	(a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities or expenses, joint or several, as incurred to which such Underwriter, director, officer, employee or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show materials, in each case, relating to the Designated Securities and the related Guarantees, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any road show materials, in each case, relating to the Designated Securities and the related Guarantees, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.
     (b) Each Underwriter severally but not jointly agrees to indemnify and hold harmless the Company and the Guarantor, its respective directors and officers, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantor, as the case may be, may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities and the related Guarantees, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities and the related Guarantees, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnified party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability

(or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The joint and several obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of each Underwriter and to each person, if any, who controls, is controlled by or is under common control with any Underwriter within the meaning of the Act or the Exchange Act; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of the Company or the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act or the Exchange Act.
10. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company and the Guarantor, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Guarantor that they have so arranged for the purchase of such Designated Securities, or the Company and the Guarantor notify the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.
     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate number of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate number of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate number of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor and the Company on the one hand and the Underwriters on the other hand, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, the Guarantor or any officer or director or controlling person of the Underwriters, the Company or the Guarantor, and shall survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except that Sections 7, 9, 11, 14, 15, 16, 17 and 19 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.
     13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and, if to the Company or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to BBVA, Castellana 81, 28046, Madrid, Attention: Pedro Ma Urresti Laca and Ana Fernández Manrique; Facsimile No. +34 91 537 4011; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Each of the Company and the Guarantor waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of agency, fiduciary or similar duty to the Company or the Guarantor in connection with the offering of the Designated Securities or the process leading thereto and acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of the Designated Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company, the Guarantor or any other person. Additionally, each Underwriter is not advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of such matters, and no Underwriter shall have any responsibility or liability to the Company, the Guarantor or any other person with respect to such matters. Any review by an Underwriter of the Company, the Guarantor, the transactions contemplated by this Agreement or any other due diligence review by such Underwriter in connection with such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company, the Guarantor or any other person. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Guarantor, Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Each of the Company and the Guarantor jointly and severally irrevocably agrees that any suit, action or proceeding against the Company or the Guarantor brought by Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantor irrevocably appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by an Underwriter or by any person who controls an Underwriter, and each of the Company and the Guarantor expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as the case may be. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by the Underwriters in any competent court in the Kingdom of Spain.
     17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than

United States dollars, the Company and the Guarantor will jointly and severally indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     18. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     19. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.
     20. Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX I
Pricing Agreement
[Date]
[Name(s) of (Co-)Representative(s)]
As Representative(s) of the several
Underwriters named in Schedule I hereto,
[Address]
Ladies and Gentlemen:
     BBVA International Preferred, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Payment of distributions (remuneración) on the Designated Securities, as well as payment of the redemption price for the Designated Securities upon any redemption thereof and the liquidation distribution of the Securities upon the dissolution, winding up or liquidation of the Company, will be fully, irrevocably and unconditionally guaranteed, on a subordinated basis, (the “Guarantees”) by Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), to the extent described in the Pricing Prospectus (as defined in the Underwriting Agreement).
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II attached hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities and the related Guarantees which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.
     A supplement to the Prospectus relating to the Designated Securities and the related Guarantees, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, each of the Company and the Guarantor jointly and severally agrees that the Company will issue and sell to each of the Underwriters, and

A1-1

each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities with related Guarantees set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us [insert relevant number of counterparts] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company and the Guarantor on the other.
     It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

Very truly yours, BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By:
Name:
Title:

Accepted as of the date hereof:

[Insert name(s) of Representative(s)]

By:
Name:
Title:

On behalf of each of the Underwriters

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SCHEDULE I

Number of
Designated
Securities
to be
Underwriter	Purchased
[Insert name(s) of Representative(s)]
[Insert names of other Underwriters, if any]

Total

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SCHEDULE II
Issuer:
     [BBVA International Preferred, S.A. Unipersonal].
Title of Designated Securities:
     [Preferred Securities].
Specific Terms of Designated Securities:
     See Appendix A for a copy of the Final Term Sheet relating to the Designated Securities.
Price to Public:
     ___% [plus accrued distributions, if any, from                     ].
Purchase Price by Underwriters:
     [          ]
Liquidation Preference
     [          ]
Specified Funds for Payment of Purchase Price:
     [Federal (same-day) funds].
Applicable Time:
     [          ]
Time of Delivery:
     [          ]
Closing Location for Delivery of Designated Securities:
     [New York, New York].
Additional Closing Conditions:
[In addition to the conditions set forth in Section 8 of the Underwriting Agreement, the following condition(s) shall apply:
(m)	the Financial Industry Regulatory Authority shall have issued an opinion of no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and

(n)	[ ].]

A1-4

Additional Opinions:
     [          ]
Names and Addresses of Underwriters, Including the Representatives:
     [          ]
Listing:
     [          ]
Payment of Expenses by Company and Guarantor:
     [          ]
Selling Restrictions:
     [Specify applicable additional selling restrictions, if any.]
Other Terms:
“Underwriter Information” shall mean the statements set forth in [(i) the last paragraph of the cover page regarding delivery of the Securities, and under the heading “Plan of Distribution”, (ii) the names of the Underwriters, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in the Pricing Prospectus and the Prospectus.
Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: [None] [Specify].
Jurisdictions Specified Pursuant to Section 5(e) of the Underwriting Agreement: [United States] [Other Jurisdictions].
[The information that is in an electronic road show related to the Designated Securities[, a copy of which is attached hereto,] is hereby approved pursuant to Section 6(b)(C) of the Underwriting Agreement.]
[Spanish counsel for the Underwriters shall furnish to the Representatives such written opinion or opinions as are specified in Section 8(b) of the Underwriting Agreement.]

A1-5

Appendix A
[Insert final term sheet relating to the Designated Securities.]

Appendix B
Issuer Free Writing Prospectus(es):
Final Term Sheet dated [          ]

Schedule 8(c)
Form of Opinion of U.S. Counsel
in connection with Section 8(c) of the Underwriting Agreement
[Insert form of opinion of Davis Polk & Wardwell llp]

Schedule 8(d)
Form of Opinion of Spanish Counsel
in connection with Section 8(d) of the Underwriting Agreement
[Insert form of opinion of J&A Garrigues, SLP]

Schedule 8(e)
Form of Auditors’ Comfort Letter
in connection with Section 8(e) of the Underwriting Agreement
[Insert form of comfort letter]

Schedule 8(j)(1)
Form of Certificate
in connection with Section 8(j) of the Underwriting Agreement
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)
OF THE UNDERWRITING AGREEMENT
[Date]
     The undersigned, [     ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated [     ], 20[     ] (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated [     ], 20[     ] (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) and BBVA International Preferred, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Guarantor and to the best of [his] [her] knowledge, after reasonable investigation, that:
(i)	attached hereto as Exhibit A is a true, complete and correct copy of the By-laws (Estatutos) of the Guarantor as in full force and effect at all times since [•], to and including the date hereof; the Guarantor is as of this date in good standing under Spanish law; no amendment or other document modifying or affecting the Estatutos has been filed with the office of the Mercantile Registry of Vizcaya since the filing on [•];

(ii)	attached hereto as Exhibit B are true, complete and correct specimens of the Guarantees;

(iii)	the representations and warranties of the Guarantor in the Underwriting Agreement are accurate at and as of [the Time of Delivery];

(iv)	the Guarantor has performed all of its obligations under the Underwriting Agreement to be performed at or prior to [the Time of Delivery];

(v)	the Final Term Sheet[, together with [list any other Issuer Free Writing Prospectuses listed in an appendix to the Pricing Agreement] and [list any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties to the Underwriting Agreement have expressly agreed in writing to treat as part of the Pricing Disclosure Package],] has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(vi)	except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and at or after the Applicable Time no rating of the Guarantor’s securities has been lowered by Moody’s, S&P or Fitch, and none of Moody’s, S&P or Fitch has publicly announced that it has under surveillance or review with possible negative implications any rating of the Guarantor’s securities.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

     IN WITNESS WHEREOF, I have executed this certificate on behalf of the Guarantor as of the date first written above.

By:
Name:
Title:

     I, [     ], the Secretary of the Board of Directors of the Guarantor, do hereby certify that [     ] is the duly elected or appointed, qualified and acting [     ] of the Guarantor as of the date hereof and that the signature set forth opposite [his] [her] name is [his] [her] true and genuine signature.
     IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title:

Schedule 8(j)(2)
Form of Certificate
in connection with Section 8(j) of the Underwriting Agreement
BBVA INTERNATIONAL PREFERRED, S.A. UNIPERSONAL
OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)
OF THE UNDERWRITING AGREEMENT
[Date]
     The undersigned, [     ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated [     ], 20[ ] (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated [     ], 20[ ] (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) and BBVA International Preferred, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Company and to the best of [his] [her] knowledge, after reasonable investigation, that:
(i)	attached hereto as Exhibit A are true, complete and correct copies of the By-laws (Estatutos) of the Company as in full force and effect at all times since [•], to and including the date hereof; the Company is as of this date in good standing under Spanish law; no amendment or other document relating to the By-laws has been filed with the office of the Mercantile Registry of Vizcaya since the filing on [•];
(ii)	[The following to be added, if applicable] attached hereto as Exhibit B is a true, complete and correct copy of the public deed of issuance (escritura de emisión) for the Designated Securities, registered with the Mercantile Registry of Vizcaya, and such public deed has not been modified, amended or revoked and is in full force and effect at all times since [•], to and including the date hereof; a copy of the publication of the announcement of the issue in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil); and a copy of the PE-1 forms with the número de operación financiera (N.O.F.) assigned by the Bank of Spain;
(iii)	attached hereto as Exhibit C are true, complete and correct specimens of the global certificates representing the Designated Securities;
(iv)	the representations and warranties of the Company in the Underwriting Agreement are accurate at and as of [the Time of Delivery];
(v)	the Company has performed all of its obligations under the Underwriting Agreement to be performed at or prior to [the Time of Delivery];
(vi)	the Final Term Sheet[, together with [list any other Issuer Free Writing Prospectuses listed in an appendix to the Pricing Agreement] and [list any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties to the Underwriting Agreement have expressly agreed in writing to treat as part of the Pricing Disclosure Package],] has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the

Prospectus as amended or supplemented in relation to such Designated Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(vii)	except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, [the following to be added, if applicable] and at or after the Applicable Time no rating of the Company’s securities has been lowered by Moody’s, S&P or Fitch, and none of Moody’s, S&P or Fitch has publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s securities.
         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.
         IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title:

        I, [     ], the [     ] of the Company, do hereby certify that [     ] is the duly elected or appointed, qualified and acting [     ] of the Company as of the date hereof and that the signature set forth opposite [his] [her] name is [his] [her] true and genuine signature.
        IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title: